UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2017

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Canal Street, Third Floor, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 307-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Providence Service Corporation (the “Company”) announced today that its subsidiary LogistiCare Solutions, LLC (“LogistiCare”, which comprises the Company’s NET Services segment (“NET Services”)), has been informed by the State of New Jersey that it intends to award to LogistiCare a contract with the N.J. Department of Human Services Division of Medical Assistance and Health Services (“NJ DMAHS”) to continue providing non-emergency medical transportation management services to Medicaid-eligible individuals residing in New Jersey. The contract will have an initial term of five years, as well as three one-year contract renewal options, each of which must be agreed to by both parties. While this award may be protested by other bidders, the protest period has ended and LogistiCare has been notified that no protests have been filed. However, until the State of New Jersey executes the agreement, there can be no assurance that LogistiCare will ultimately be awarded the contract.

NET Services derived 13.1% of its total revenue, or $161.1 million, for the year ended December 31, 2016 from its existing contract with NJ DMAHS.  Under the renewal contract with NJ DMAHS, NET Services is expected to generate, on average, approximately $170 million of annual revenue. However, given the capitated nature of this contract, the actual amount of revenue generated under this contract in a given year will be ultimately dependent upon the actual monthly censuses of the Medicaid populations eligible to receive services under the contract during a given year.  In addition, annual revenue under the renewed contract may fluctuate based upon certain profitability metrics.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the Company’s continuing relationship with government entities and our ability to procure business from them, the Company’s ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that the Company provides, the Company’s ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this Current Report on Form 8-K if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: July 20, 2017	By:	/s/ James M. Lindstrom
	Name:	James M. Lindstrom
	Title:	Chief Executive Officer